FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE	ARTICLES OF MERGER
STATE OF NEVADA
OF
NOV 25 1996
PIRANHA INTERACTIVE PUBLISHING. INC., an Arizona corporation.
DEAN HELLER SECRETARY OF STATE
NO. C-24140-96	INTO

PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation.

These Articles of Merge are delivered to the Arizona Corporation Commission for filing pursuant to Section 10-1105 of the Arizona Business Corporation Act by the undersigned corporations.

FIRST: The names, addresses of the known places of business, and states of incorporation of the merging corporations are as follows:

Name and Address	State of Incorporation

Piranha Interactive Publishing, Inc.	Arizona
1839 West Drake, Suite B Tempe, Arizona 85283

Piranha Interactive Publishing, Inc.	Nevada
1839 West Drake, Suite B Tempe, Arizona 85283

SECOND: The name and address of the agent of the surviving corporation, Piranha Interactive Publishing Inc., a Nevada corporation, is:

The Corporation Trust Company of Nevada

One East First Street

Reno, Nevada 89501

THIRD: There were no amendments to the Articles of Incorporation of the Surviving corporation.

FOURTH: The Plan of Merger attached hereto as Exhibit “A” was approved by the shareholders of the undersigned corporations in the manner prescribed by the Arizona Business Corporation Act.

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FIFTH: As to each such corporation, the number of shares of stock issued and outstanding are as follows:

Name of Corporation	Number of Shares of Issued and Outstanding Common Stock

Piranha Interactive Publishing,	4,959 shares, no par value
Inc., an Arizona corporation	Common stock
(“Piranha-Arizona”)

Piranha Interactive Publishing,	1 shares, $.001 par value common stock
Inc., a Nevada corporation
(“Piranha-Nevada”)

Holders of each share of the 4,959 shares of common stock of Piranha-Arizona and the one share of common stock of Piranha-Nevada were entitled to cast one vote for each share held on the Plan of Merger. Piranha-Arizona has no class of stock authorized other than common stock. Piranha- Nevada has authorized a class of preferred stock, but no shares have been issued.

SIXTH: As to each such corporation, the number of shares voted for or against such Plan of Merger, respectively, are as follows:

Name of Corporation	Voted For	Vested Against
Piranha-Arizona	4,959	0
Piranha-Nevada	1	0

SEVENTH: The Arizona Corporation Commission is appointed as the corporation’s agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of each domestic corporation that is a party to the merger or share exchange.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Piranha-Arizona and Piranha-Nevada have caused these Articles of Merger to be executed by their respective duly authorized officers on this 22 day of November, 1996.

PIRANHA INTERACTIVE PUBLISHING, INC., an Arizona corporation

By	/s/ Timothy M. Brannan
Name:	Timothy M. Brannan
Title:	President

By	/s/ J, Wade Stallings II
Name:	J.Wade Stallings II
Title:	Vice President and Secretary

PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation

By	/s/ Timothy M. Brannan
Name:	Timothy M. Brannan
Title:	President

By	/s/ J, Wade Stallings II
Name:	J. Wade Stallings II
Title:	Vice President and Secretary

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STATE OF ARIZONA    )

                                            ) SS.

County of Maricopa        )

The foregoing instrument was acknowledged before me this 22 day of November, 1996 by Timothy M. Brannan, President of Piranha Interactive Publishing, Inc., an Arizona corporation, for and on behalf of the Corporation.

Notary Public

My commission expires :

My Commission Expires Oct. 15, 1997

STATE OF ARIZONA        )

                                                ) SS.

County of Maricopa            )

The foregoing instrument wasacknowledged before me this 22 day of November, 1996, by J, Wade Stallings II, the Vice President and Secretary of Piranha Interactive Publishing, Inc., an Arizona corporation, for and on behalf of the Corporation.

Notary Public

My commission expires:

My Commission Expires Oct. 15, 1997

4

STATE OF ARIZONA         )

                                                ) SS.

County of Maricopa            )

The foregoing Instrument was acknowledged before me this 22 day of November, 1996 by Timothy M. Brannan, President of Piranha Interactive Publishing, Inc., an Nevada corporation, for and on behalf of the Corporation.

Notary Public

My commission expires :

My Commission Expires Oct. 15, 1997

STATE OF ARIZONA         )

                                                ) ss.

County of Maricopa            )

The foregoing instrument was acknowledged before me this 22 day of November, 1996, by J. Wade Stallings II, the Vice President and Secretary of Piranha Interactive Publishing, Inc., a Nevada corporation, for and on behalf of the Corporation.

Notary Public

My commission expires :

My Commission Expires Oct. 15, 1997

5

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”) is entered into as of November 22, 1996, by and between PIRANHA INTERACTIVE PUBLISHING, INC., an Arizona corporation (“Piranha-Arizona” or a “Consulting Corporation”) whose principal place of. business is; 1839 West Drake Tempe, Arizona 85283, and PIRANHA INTERACTIVE PUBLISHING, INC., a Nevada corporation (“Piranha-Nevada” or a ‘Consultant Corporation”) whose principal place of business is:1839 West Drake, Suite B, Tempe. Arizona 85283.

WHEREAS, Piranha-Arizona has determined that is in the best interest of the Corporation to change the state of its incorporation form the State of Arizona to the state Nevada; and

WHEREAS, Piranha-Arizona caused Piranha-Nevada to be formed and desires to merge with and into Piranha-Nevada for the purpose of accomplishing such change; and

WHEREAS, Piranha-Nevada desires to merge with Piranha-Arizona pursuant to Nevada Revised Statute Chapter 92A; and

WHEREAS, the parties desire to exchange all shares of the common stock of Piranha-Arizona for shares of Piranha-Nevada (the “Merger”), upon the terms, and subject to the conditions, set forth in this Agreement and Plan of Merger (the “Agreement’) in accordance with the laws of the State of Arizona and the State of Nevada; and

WHEREAS, the authorized capital stock of Piranha-Arizona consists oi the following: 10,000,000 shares of common stock , no par value (the “piranha –Arizona common Stock”), of which 4,959 shares are issued and outstanding; and

WHEREAS, the authorized capital stock of Piranha-Nevada consists of 20,000,000 shares of Common Stock, $.001 par value (the “Piranha-Nevada of a Common Stock”), one shares of which is issued and outstanding and owns Piranha-Arizona and 5,000,000 shares of preferred stock, $.00 par value, none of which issued and outstanding; and

WHEREAS, Piranha-Arizona intends to convert each issued and outstanding share of Piranha-Arizona Common Stock into 241.98427 shares of Piranha-Nevada Common Stock; and

WHEREAS, the Boards of Directors of Piranha-Arizona and Piranha-Nevada, the stockholders of Piranha-Arizona, and the sole stockholder of Piranha-Arizona, and the sole stockholder of Piranha-Nevada have approved the terms of this agreement;

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NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions herein contained, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 Merger. O,' the Effective Date, as defined in Section 4.1 hereof, Piranha-Arizona shall be merged with and into Piranha-Nevada, which shall be the surviving corporation, and Piranha-Nevada at such time shall merge Piranha-Arizona with and into Piranha-Nevada. The corporate existence of Piranha-Nevada with all its purposes, powers, and objects shall continue unaffected and unimpaired by the Merger and Piranha-Nevada as it shall be constituted after the Effective Date is herein called the "Surviving Corporation." The Surviving Corporation shall, from and after the Effective Date, possess all of the rights, privileges, powers, and franchises of a public, as well as a private, nature and be subject to and liable for all the restrictions, disabilities, debts, liabilities, obligations, penalties and duties of each of the Constituent Corporations and all of the rights, privileges, powers, and franchises of each of the Constituent Corporations in all property, real, personal, or mixed; and all debts due either of the Constituent Corporations on whatever account, including stook subscriptions and other things in action and all or every other interest of or belonging to either of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed; and the title to any real estate, whether vested by deed or otherwise in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger, and no liability or obligation due or to become due at the Effective Date or any claim or demand for any cause then existing or action or proceeding pending by or against either of the Constituent Corporations or any stockholder, officer or director thereof shall be released or impaired by the Merger, and all rights of creditors and liens upon property, of either of the Constituent Corporations, shall be preserved unimpaired, all in accordance with, and with the effect stated in Section 92A.250 of the Nevada Revised Statutes, as amended. The separate existence and corporate organization of Piranha-Arizona shall cease upon the Effective Date sod thereupon Piranha-Arizona and Piranha-Nevada shall be a single corporation, Piranha-Nevada.

1.2 Further Assurances, If at any time after the Effective Date the Surviving Corporation shall consider or be advised that any further assignment, assurances in law, or any other things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation, the title to any property or right of Piranha-Arizona acquired or to be acquired by reason of or as a result of the Merger Piranha-Arizona and its proper officers and directors will, upon notice, execute and deliver such proper deeds, assignments, and assurances reasonably requested by the Surviving Corporation and do all things necessary or advisable to vest, perfect, or confirm tide to such property or rights in the Surviving Corporation and otherwise to carry out the intent and purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Piranha-Arizona or otherwise to take any and all such actions.

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article II

CORPORATE GOVERNANCE

2.1 Charter. Articles of Incorporation of Piranha-Nevada as in effect at the Effective Date shall be; Articles of Incorporation of the Surviving Corporation until the same shall be amended as property law.

2.2 Bylaws. The Bylaws of Piranha-Nevada as in effect at the Effective Date shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended, or repealed in accordance with law, the Articles of Incorporation of the Surviving Corporation, or such Bylaws.

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2.3 Officers and Directors. From and after the Effective Date, the officers and directors of Piranha-Nevada immediately prior to the Effective Date shall serve in their respective capacities as the officers and directors of the Surviving Corporation, each to serve until his respective successor shall have been duly elected and qualified.

2.4 Governing Law. The laws which are to govern the Surviving Corporation are the laws of the State of Nevada,

ARTICLE III

CONVERSION OF STOCK

3.1 Common Stock. On the Effective Date, each share of Piranha-Arizona Common Stock issued and outstanding immediately prior to the Effective Date then held by each Piranha-Arizona stockholder of record shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 241.98427 shares of Piranha-Nevada Common Stock and the single share of Piranha-Nevada outstanding immediately prior to the Effective Time will be cancelled. Piranha-Nevada Common Stock shall be entitled to one vote per share, irrespective of the voting rights relating to that share prior to its conversion from Piranha-Arizona Common Stock.

3.2 Options. Upon the Effective Date, each outstanding option to purchase shares of Piranha-Arizona Common Stock shall be converted into a number of shares of Piranha-Nevada Common Stock equal to the number of shares of Piranha- Arizona Common Stock subject to each option multiplied by 241.98427 at a price per share equal to the per share exercise price of the option as in effect at the Effective Date divided by 241.98427 and upon the same terms and subject to the same conditions as set forth in the Plan and other agreements entered into by Piranha-Arizona pertaining to each option. Piranha-Nevada shall reserve a number of shares of Common Stock for purposes of such options equal to the product of 241.98427 multiplied by the number of shares of Piranha-Arizona Common Stock reserved by Piranha-Arizona as of the Effective Date. As of the effective time, Piranha-Nevada shall assume all obligations of Piranha-Arizona under agreements pertaining to such options.

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3.3 Agreements. On the Effective Date, all agreements of any kind governing the Piranha-Arizona Common Stock, shall be adopted by Piranha-Nevada and shall apply to and inure to the benefit of the holders of Piranha-Arizona Common Stock.

3.4 Certificates and Agreements. After the Effective Date, each holder of outstanding certificates or agreements which, prior to the Effective Date, represented shares of Piranha-Arizona Common Stock, shall be deemed for all purposes to evidence ownership of and to represent shares of Piranha Nevada .Common Stock into which the securities of Piranha-Arizona represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of Piranha-Arizona or its transfer agent of any such outstanding stock certificates shall until such certificate shall have been surrendered for transfer or otherwise accounted for to Piranha-Nevada or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Piranha-Nevada securities evidenced by such outstanding certificates, as above provided.

ARTICLE IV

PROCEDURE TO EFFECT MERGER

4.1 Effective Date. The term "Effective Date" as used herein shall mean the date on which this Agreement shall become effective in accordance with the laws of the State of Nevada, and the State of Arizona. Each of the Constituent Corporations hereby agrees to do promptly all of such acts, and to take promptly all such measures as may be appropriate to enable it to perform as early as practicable the covenants and agreements herein provided to be performed by it.

4.2 Termination. This Agreement may be terminated for any reason by the mutual consent of the Boards of Directors of the Constituent Corporations whether before or after approval of this Agreement by the stockholders of Piranha-Arizona and/or Piranha-Nevada.

4.3 Amendment. At any time prior to the Effective Date, the parties hereto may by written agreement amend, modify or supplement any provision of this Agreement, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of Piranha-Arizona and Piranha-Nevada shall not, without the approval of the holders of the requisite number of shares of capital stock of Piranha-Arizona or Piranha-Nevada, as the case may be, (a) alter or change the amount or kind of securities or rights to be received for or on conversion of all or any of the shares of capital stock of Piranha-Arizona or Piranha-Nevada, (b) alter or change any material term of the Articles of Incorporation of Piranha-Nevada or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the stockholders of Piranha-Arizona or Piranha-Nevada.

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4.4 Filing. A copy of this Agreement shall be maintained in the principal office of Piranha-Nevada. Duplicate copies of this Agreement, Certified by the appropriate authorities, If necessary or desirable, shall be filed or recorded in such other offices or places as shall be required by the laws of the States of Nevada and Arizona.

ARTICLE V

MISCELLANEOUS

5.1 Counterparts. This Agreements may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the agreement between the parties hereto.

5.2 Third Parties Except as otherwise provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the Constituent Corporations or their respective successors and assigns, any rights or remedies under or by reasons of this Agreement.

5.3 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to conflict of laws principles.

(SIGNATURES ON FOLLOWING PAGE].

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IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement and Plan of Merger to be signed in its corporate name by its duly authorized officers all as of the date first above written.

PIRANHA INTERACTIVE PUBLISHING, INC., an Arizona corporation

By:	/s/ Timothy M. Brannan
Timothy M. Brannan, President

ATTEST:

J Wade Stallings II

PIRANHA INTERACTIVE PUBLISHING, INC.,
a Nevada corporation

By:	/s/ Timothy M. Brannan
Timothy M. Brannan, President

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STATE OF ARIZONA          )

                                                  )SS.

County of MARICOPA        )

The foregoing Instrument was acknowledged before me this 22 day of November, 1996 by Timothy M. Brannan, President of Piranha Interactive Publishing, Inc., a Nevada corporation, for and on behalf of the corporation.

Notary Public

My commission expires :

My Commission Expires Oct. 15, 1997

STATE OF ARIZONA          )

                                                  )SS.

County of MARICOPA        )

The foregoing instrument was acknowledged before me this 22 day of November, 1996, by J. Wade Stallings II, the Vice President and Secretary of Piranha Interactive Publishing, Inc., a Nevada corporation, for and on behalf of the corporation.

Notary Public

My commission expires:

My Commission Expires Oct. 15, 1997

7

STATE OF ARIZONA          )

                                                  )SS.

County of MARICOPA        )

The foregoing instrument was acknowledged before me this 22 day of November, 1996 by Timothy M. Brannan, President of Piranha Interactive Publishing, Inc., an Arizona corporation, for and on behalf of the corporation.

Notary Public

My commission expires :

My Commission Expires Oct. 15, 1997

STATE OF ARIZONA          )

                                                  )SS.

County of MARICOPA        )

The foregoing instrument was acknowledged before me this 22 day of November, 1996, by J. Wade Stallings II, the Secretary of Piranha Interactive Publishing, Inc., an Arizona corporation, for and on behalf of the corporation.

Notary Public

My commission expires:

My Commission Expires Oct. 15, 1997

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